JOHN HANCOCK CAPITAL SERIES

          on behalf of John Hancock Classic Value Fund II (the "Fund")


                 AMENDMENT TO SUB-INVESTMENT MANAGEMENT CONTRACT
                 -----------------------------------------------

On September 12, 2006, the Board of Trustees of John Hancock Classic Value Fund II (the "Fund") voted to amend the Fund's Sub-Investment Management Contract dated July 1, 2006 (the "Contract") in order to permit the Sub-Advisor to place portfolio transactions for the Fund through the Sub-Advisor's own trading desk. Accordingly, it is hereby agreed that, effective September 21, 2006, Contract sub-Sections 1 (f) and 1 (i)(1) are hereby deleted and replaced, with the following:

       1. (f) subject to the supervision of the Adviser, maintain all books and records relating to the Sub-Adviser's responsibilities with respect to the Fund's securities transactions required by the 1940 Act, and preserve such records for the periods prescribed therefor by the 1940 Act (the Sub-Adviser agrees that such records are the property of the Trust and copies will be surrendered to the Trust promptly upon request therefor); in this regard, the Fund and the Adviser acknowledge that the Sub-Adviser shall have primary responsibility for the maintenance of trading related records required by the 1940 Act since, in accordance with Section 1(i) hereof, all trades will be processed by and through the Sub-Adviser's trading desk;

       (i) select brokers and dealers to effect all transactions subject to the following conditions: The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in the Fund's registration statement, as amended. The Sub-Adviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer if the Sub-Adviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Sub-Adviser's overall responsibilities with respect to accounts managed by the Sub-Adviser. The Sub-Adviser may use for the benefit of the Sub-Adviser's other clients, or make available to companies affiliated with the Sub-Adviser or to its directors for the benefit of their clients, any such brokerage and research services that the Sub-Adviser obtains from brokers or dealers.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)




-------------------------
(1) All sub-sections of paragraph 1, Investment Services, are preceded by the phrase: "The Sub-Adviser will, at its own expense:". This introductory phrase is not affected by this amendment.

Executed this 21st day of September, 2006.

                                        JOHN HANCOCK CAPITAL SERIES
                                        on behalf of John Hancock Classic Value
                                        Fund II


                                        By: /s/Keith F. Hartstein
                                            ------------------------------------
                                            Name:  Keith F. Hartstein
                                            Title: President and Chief Executive
                                                   Officer


                                        JOHN HANCOCK ADVISERS, LLC


                                        By: /s/Alfred P. Ouellette
                                            ------------------------------------
                                            Name:  Alfred P. Ouellette
                                            Title: Assistant Secretary


                                        PZENA INVESTMENT MANAGEMENT, LLC


                                        By: William L.Lipsey
                                            ------------------------------------
                                            Name:  William L. Lipsey
                                            Title: Managing Principle